Exhibit 4.12

EXECUTION VERSION

JOINDER AGREEMENT

July 23, 2016

Koninklijke Ahold Delhaize N.V.

Attn. Jeff Carr, EVP & CFO

Provincialeweg 11

1506 MA Zaandam

The Netherlands

with a copy to:

Koninklijke Ahold Delhaize N.V.

Attn. GSO Legal

Telephone: +31 88 659 911

Email: gso.legal@aholddelhaize.com

Attention: Gerbrand van Bokhorst

and

Koninklijke Ahold Delhaize N.V.

Attn. GSO Treasury

Telephone: +41 22 592 8065

Facsimile: +41 22 592 8034

Email: mark.rutteman@aholddelhaize.com

Ladies and Gentlemen:

Reference is made to that certain cross-guarantee agreement, dated as of May 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Cross-Guarantee Agreement”), by and among Koninklijke Ahold N.V. (“Ahold”), a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands and having its official seat (statutaire zetel) in Zaandam, the Netherlands (as successor in interest to Delhaize Group NV/SA, a limited liability company (société anonyme) organized under the laws of the Kingdom of Belgium; Ahold in such capacity, “Delhaize Successor”), Delhaize America, Inc., a corporation (now Delhaize America, LLC) wholly-owned by Ahold and organized under the laws of the State of North Carolina (“Delhaize America”), and the other direct and indirect wholly-owned Subsidiaries of Ahold Delhaize from time to time parties thereto (collectively with Delhaize Successor and Delhaize America, the “Guarantors” and individually, a “Guarantor”).

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Cross-Guarantee Agreement.

This letter supplements the Cross-Guarantee Agreement and is delivered on behalf of the undersigned, Delhaize Le Lion / De Leeuw B.V. (the “New Guarantor”), pursuant to

Section 12.1 of the Cross-Guarantee Agreement. The New Guarantor hereby agrees to be bound as a Guarantor by all of the terms, covenants and conditions set forth in the Cross-Guarantee Agreement as of the date hereof. Without limiting the foregoing, the New Guarantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to Guarantors contained in the Cross-Guarantee Agreement.

This letter shall become effective upon the ratification (bekrachtiging) by the New Guarantor of its execution of this letter.

THIS LETTER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the New Guarantor has caused this letter to be executed and delivered by its duly authorized officer as of the date first above written.

DELHAIZE LE LION / DE LEEUW B.V., as Subsidiary Co-Issuer

By:	Koninklijke Ahold Delhaize N.V., its proposed sole managing director, in turn represented by:

/s/ G.W. van Bokhorst

	Name:	G.W. van Bokhorst

	Title:	Proxy Holder

[Signature Page – Joinder Agreement (Cross-Guarantee)]